SECOND AMENDMENT

TO THE

NEW PENSION EQUALIZATION PLAN

THIS SECOND AMENDMENT to the Laboratory Corporation of America Amended and Restated New Pension Equalization Plan (“Plan”), a/k/a the PEP Plan, is made this 8th day of December 2004.

WHEREAS, Laboratory Corporation of America Holdings, a Delaware corporation (“Parent Company”), created the Plan effective as of November 20, 1996; and

WHEREAS, the Plan was amended and restated on August 30, 2001; and

WHEREAS, the Plan was amended by a First Amendment dated May 5, 2004; and

WHEREAS, pursuant to Section 4.1, the Parent Company’s Board of Directors has the right to amend the Plan at any time; and

WHEREAS, the Board of Directors has determined to amend the Plan for compliance with the American Jobs Creation Act of 2004.

NOW, THEREFORE, the Parent Company does hereby make this Second Amendment to the Plan.

1.	Form and Time of Payments.

A.        Section 2.4 is hereby modified by deleting the phrase “Participant terminates Employment” in the two places it appears therein, and substituting the following language in both places:

Participant’s Separation from Service

B.	The following subsection c is hereby added to Section 2.4:

(c)       Notwithstanding the foregoing provisions of this Section 2.4, benefit distributions to a “Specified Employee” may not begin earlier than the date which is six months after the date of the Specified Employee’s Separation from Service (or, if earlier, the Specified Employee’s date of death). A Specified Employee is an employee who meets the definition thereof set forth in Code Section 409A(a)(2)(B).

2.             Small Benefits. Section 2.8 is hereby deleted in its entirety, and the following language is substituted in its place:

When an Employee incurs a Separation from Service or dies, if the Actuarially Equivalent lump sum present value of his or her Vested Retirement Benefit or Spousal Death Benefit is less than $10,000.00, the Employee (or, if the Spousal Death Benefit is payable, his or her surviving spouse) shall be paid such lump sum present value in lieu of the periodic payments that would otherwise be paid. This lump sum payment shall be made as soon as administratively feasible after the Employee’s death or Separation from Service. Notwithstanding the foregoing, if the Employee is a Specified Employee, the lump sum payment shall be made no earlier than the date which is six months from the date of the Specified Employee’s Separation of Service (or, if earlier, the Specified Employee’s date of death).

3.             Discretionary Benefits. The following language is hereby added to the end of Section 2.10:

The Board of Directors may not accelerate the time or schedule of payments due under the Plan, except as provided in regulations by the Secretary of the Treasury (“Secretary”).

4.	Glossary. The Glossary in Article Seven is amended as follows:

A.           The phrase “termination of Employment” is hereby deleted from the definition of Early Retirement Date and the phase “Separation from Service” is substituted in lieu thereof.

B.            The phrase “ceases to be an Employee” is hereby deleted from the definition of Employment and the phrase “incurs a Separation from Service” is substituted in lieu thereof.

C.            The following definition of”Separation from Service” is hereby added to the Glossary after the definition of RBL SERP and before the definition of Service:

Separation from Service has the meaning as determined by the

Secretary pursuant to Code Section 409A(a)(2)(A).

5.	Tax Law Compliance. Section 5.12 is hereby added to the Plan:

5.12          Tax Law Compliance. The Company intends that the Plan shall comply at all times with Code Section 409A, the regulations promulgated thereunder, and any and all other federal tax law authority applicable to the Plan. Any portion of the Plan which is contrary to or inconsistent with Code Section 409A, the regulations promulgated thereunder, and any other federal tax law authority applicable to the Plan shall be null and void. The remaining portions of the Plan shall be interpreted and applied in accordance with Code Section 409A, the regulations promulgated thereunder, and any other federal tax law authority applicable to the Plan.

6.	Effective Date. This First Amendment to the Plan shall be effective January 1,

2005.

IN WITNESS WHEREOF, the Parent Company has caused this Second Amendment to the Plan to be executed as of the date first written above.

LABORATORY CORPORATION OF

AMERICA HOLDINGS

By:	/S/ BRADFORD T. SMITH
Bradford T. Smith, Executive Vice President